UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2011

AsiaInfo-Linkage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

+8610 8216 6688

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2011, the Compensation Committee of the Board of Directors of AsiaInfo-Linkage, Inc. (the “Company”) approved payout amounts to the Company’s Chief Executive Officer (the “CEO”) under the Company’s Employee Incentive Program for fiscal year 2010 (the “2010 EIP”). Details on how payments were calculated under the 2010 EIP for the CEO are set forth in the Company’s definitive proxy statement related to the Annual Stockholders Meeting to be held on April 21, 2011, as filed with the Securities and Exchange Commission on February 28, 2011 (the “Proxy Statement”). As of the filing of the Proxy Statement, the payment amounts under the 2010 EIP were not determined and were omitted from the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table beginning on page 30 of the Proxy Statement. An updated Summary Compensation Table reflecting the total non-equity incentive compensation earned by the CEO during fiscal year 2010 is set forth below. Non-equity incentive compensation earned by the other named executive officers and certain individuals who became our executive officers, following the closing of our business combination with Linkage Technologies International Holdings Limited (“Linkage”) in July 2010 is not yet available as of the date of this Report and will be included once it becomes available.

Summary Compensation Table

The following table sets forth information concerning the compensation earned for services rendered to us by each of our named executive officers and certain individuals who became our executive officers, following the closing of our business combination with Linkage in July 2010 for the fiscal years ended December 31, 2008, 2009 and 2010, respectively:

Name and principal position	Year	Salary ($)(1) (2)	Stock Awards ($)(1) (3)	Non-Equity Incentive Plan Compensation ($)(1) (4)		All Other Compensation ($)(1) (5)		Total ($)(1)(6)
Steve Zhang, President and Chief Executive Officer	2010 2009 2008	267,933 203,156 202,149	— 3,242,250 —	908,706 596,783 338,714		149,238 88,589 104,183	(7)	1,325,877 4,130,778 645,046

Michael Wu, Vice President and Chief Financial Officer(8)	2010	74,516	1,031,500	—		48,192	(9)	1,154,208

Wei Li, Former Vice President and Chief Financial Officer(10)	2010 2009	148,341 182,552	— 1,055,700	37,879 39,909	(11)	134,576 39,939	(12)	320,796 1,318,100

Jian Qi, Former President and Chief Executive Officer of Lenovo-AsiaInfo Division(13)	2010 2009 2008	89,367 92,350 89,606	— 458,500 —	— 84,516 21,769		15,246 16,757 17,005		104,613 652,123 128,380

Feng Liu, Vice President and General Manager of R& D of AsiaInfo-Linkage Technologies Division	2010 2009 2008	94,902 91,702 88,978	— 582,950 —	— 99,050 81,522		9,962 8,975 8,038		104,864 782,677 178,538

Yadong Jin, Vice President and General Manager of Marketing	2010 2009 2008	105,176 101,261 13,747	497,000 458,500 202,800	— 113,186 10,266		17,197 11,307 1,387		619,373 684,254 228,200

Libin Sun, Executive Co-Chairman(14)	2010	54,545	—	—		3,870		58,415

Guoxiang Liu, Executive Vice President(14)	2010	78,322	—	—		3,870		82,192

Xiwei Huang, Vice President and Chief Operating Officer(14)	2010	66,084	—	—		3,870		69,954

(1)

All cash compensation payments are RMB denominated and have been converted to the U.S. dollar at the exchange rate of US$1.00=RMB6.8225 for 2008, US$1.00=RMB6.8259 for 2009 and US$1.00=RMB6.6000 for 2010, the exchange rate quoted by the Federal Reserve Bank of New York as of December 31, 2008, 2009 and December 30, 2010, respectively. Any year-to-year increases in compensation may be fully or partially attributed to the appreciation of the RMB against the U.S. dollar.

(2)	Represents the dollar value of base salary earned during the fiscal years covered.
(3)

Represents the dollar amounts of the aggregate grant date fair value computed in accordance with ASC Topic 718. Performance-contingent equity grant amounts assume that target shares are issued, which also represent the maximum number of shares issuable under such performance-contingent equity grants. For information on PSUs granted to our named executive officers in 2010, see the discussion below under the heading “Grants of Plan Based Awards.” See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, for a discussion of all assumptions made by us in determining the ASC Topic 718 values of our equity awards.

(4)

Represents the dollar value of all earnings for services performed during the fiscal years covered pursuant to awards under non-equity incentive plans, which are based on certain performance criteria. The non-equity incentive plan compensation earned in 2010 for each of Michael Wu, Jian Qi, Feng Liu, Yadong Jin, Libin Sun, Guoxiang Liu and Xiwei Huang will be included once it becomes available.

(5)

Includes our contributions for social welfare, Pension Plan, life insurance, health insurance benefits, housing allowance, home visit allowance, children’s education expenses and meal allowances, perquisites and other personal benefits.

(6)	Represents the sum of all compensation reflected in the preceding columns.
(7)	Includes $40,225 for housing allowance, $71,820 for children’s education expenses.
(8)	Mr. Michael Wu has served as our Vice President and CFO since August 2010.
(9)	Includes $5,682 for housing allowance, $4,545 for children’s education expenses, and $30,938 paid as a sign-on bonus.
(10)	Ms. Wei Li served as our Vice President and CFO from January 2009 to August 2010, and continued to provide services to us until September 30, 2010.
(11)	Represents the non-equity incentive plan compensation for Ms. Wei Li in 2010, which was paid in October 2010.
(12)	Includes $22,899 for housing allowance, $5,155 for children’s education expenses and $90,909 for a special severance payment.
(13)	Mr. Jian Qi served as our President and Chief Executive Officer of our Lenovo-AsiaInfo Division until November 30, 2010. We disposed the assets of our Lenovo-AsiaInfo Division in December 2010.
(14)

Messr. Sun, Liu and Huang became our executive officers following the closing of our business combination with Linkage in July 2010. Represent payments received between July 1, 2010 and December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo-Linkage, Inc.

Date: March 25, 2011		/s/ Michael Wu
	Name:	Michael Wu
	Title:	Vice President and Chief Financial Officer